UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):        December 14, 2006

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-131521	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Assignment Agreement for the Employment Agreements of Gregory E. Hyland

On December 14, 2006, Mueller Water Products, Inc. (the “Company”) entered into an assignment and assumption agreement with Walter Industries, Inc. (“Walter Industries”) and Gregory E. Hyland.  Pursuant to this agreement, Walter Industries assigned to the Company and the Company assumed the employment agreement between Walter Industries and Gregory E. Hyland dated September 9, 2005 and the executive change-in-control severance agreement effective as of September 16, 2005, other than the obligation to determine and pay Mr. Hyland’s incentive compensation payment for calendar year 2006 in accordance with the terms of the Walter Industries, Inc. Executive Incentive Plan.

The assignment and assumption agreement with regard to Mr. Hyland’s employment agreements is filed as Exhibit 10.01 hereto and incorporated herein by reference.

Assignment Agreement for the Employment Agreements of Raymond P. Torok

On December 14, 2006, the Company entered into an assignment and assumption agreement with Walter Industries and Raymond P. Torok, whereby Walter Industries assigned to the Company and the Company assumed the employment agreement between Walter Industries and Raymond P. Torok dated July 12, 2004 and the related executive change-in-control severance agreement.

The assignment and assumption agreement with regard to Mr. Torok’s employment agreements is filed as Exhibit 10.02 hereto and incorporated herein by reference.

Joint Litigation Agreement

On December 14, 2006, the Company and Walter Industries entered into a joint litigation agreement, whereby the Company and Walter Industries allocated responsibilities with respect to pending and future litigation and claims, agreed to share insurance coverages and third-party indemnification rights, where appropriate, and agreed generally to cooperate with each other regarding such litigation claims and rights going forward.

The joint litigation agreement is filed as Exhibit 10.03 hereto and incorporated herein by reference.

 Item 5.01.                                       Changes in Control of Registrant.

On December 14, 2006, Walter Industries distributed approximately 85.8 million shares of the Company’s Series B Common Stock in the form of a pro rata dividend to the holders of record as of December 6, 2006 of Walter Industries common stock.  The shares of Series B Common Stock so distributed represented all of the issued and outstanding shares of Series B Common Stock and all of the shares of the Company’s equity owned by Walter Industries as of December 14, 2006.

For each share of Walter Industries common stock held of record on December 6, 2006, a Walter Industries stockholder received 1.6524432 shares of Series B Common Stock.  No consideration was paid by any Walter Industries stockholder to receive the distribution of Series B Common Stock.  Only whole shares of Series B Common Stock were delivered to Walter Industries stockholders, and those Walter Industries stockholders entitled to a fractional share of Series B Common Stock will receive a cash payment for their fractional share interest.

Each holder of Series B Common Stock is entitled to eight votes for each share of such Series B Common Stock held.   The Series B Common Stock represents approximately 75% of the outstanding equity value of the Company, and approximately 96% of the combined voting power of all of the Company’s voting stock.

The Series B Common Stock is listed on the New York Stock Exchange under the trading symbol “MWA.B”.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits.

10.01	Assignment and Assumption Agreement among Gregory E. Hyland, Mueller Water Products, Inc. and Walter Industries, Inc. dated December 14, 2006

10.02	Assignment and Assumption Agreement among Raymond P. Torok, Mueller Water Products, Inc. and Walter Industries, Inc. dated December 14, 2006

10.03	Joint Litigation Agreement between Mueller Water Products, Inc and Walter Industries, Inc. dated December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President, General Counsel, and Corporate Secretary